                                                                    EXHIBIT 21.1

                SUBSIDIARIES OF THE REGISTRANT AND JURISDICTION
                         OF INCORPORATION ORGANIZATION

ALTEC, Inc. (Non-Operating).................................  Wisconsin
ALTEC International Limited Partnership.....................  Delaware
CHD, Inc. (Non-Operating)...................................  Delaware
Caire, Inc..................................................  Delaware
Chart Cryogenic Services, Inc...............................  Ohio
Chart Europe GmbH...........................................  Germany
Chart Holdings, Inc.........................................  Delaware
Chart, Inc..................................................  Delaware
Chart Industries Foreign Sales Corporation..................  Virgin Islands
Chart International, Inc....................................  Delaware
Chart Management Company, Inc...............................  Ohio*
Chart Marston...............................................  England
Chart Pacific, Inc..........................................  Delaware
Chart UK Investments Limited Partnership....................  England
Cryenco, Inc................................................  Colorado
Cryenco Sciences, Inc.......................................  Delaware
Cryenex, Inc................................................  Delaware
Ferox AS....................................................  Czech Republic
MVE Australia Pty LTD.......................................  Australia
MVE International Holdings, Inc.............................  Delaware
Northcoast of America Cryogenics, Inc.......................  Ohio
Process Systems International, Inc..........................  Massachusetts
Zhangjiagang MVE Gases Equipment Company....................  China

* General partner for ALTEC International Limited Partnership, a Delaware limited partnership and Chart UK Investments Limited Partnership, an English limited partnership.